News Release

FOR IMMEDIATE RELEASE	September 3, 2013

VERSAR, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR END 2013 RESULTS

Offices

Headquarters

Springfield, VA

Inside the U.S.

Chandler, AZ

Sacramento, CA

Denver, CO

Louisville, KY

Columbia, MD

Gaithersburg, MD

Germantown, MD

Charleston, SC

San Antonio, TX

Dugway, UT

Dulles, VA

Virginia Beach, VA

Outside the U.S.

Kabul, Afghanistan

Baghdad, Iraq

Manila, Philippines

Abu Dhabi, UAE

Milton Keynes, UK

Springfield, VA – September 3, 2013 – Versar, Inc. (NYSE MKT: VSR) today announced financial results for the fourth quarter and fiscal year ended June 28, 2013.

Continuing Operation Results

Gross revenue from continuing operations for fiscal year 2013 of $102.6 million decreased 11% compared to $115.0 million in fiscal year 2012. Net income from continuing operations for the year ended June 28, 2013, was $4.1 million, or $0.43 per share. This compares to net income from continuing operations last year of $4.5 million, or $0.48 per share.

Gross revenue from continuing operations for the fourth quarter of fiscal year 2013 was $25.1 million, a decrease of 10% compared to gross revenue from continuing operations of $27.9 million reported in the same quarter of fiscal year 2012. The Company reported a net income from continuing operations for the quarter of $450,000, or $0.05 per share on a fully diluted basis, compared to $1.1 million, or $0.12 per share on a fully diluted basis for the fourth quarter last year.

Versar closed fiscal year 2013 with a cash balance of approximately $8.7 million and stockholders’ equity of $37.6 million, a 9% increase in stockholders’ equity compared to last year.

As of June 28, 2013, Versar recorded funded backlog of approximately $108 million, an increase of 16% compared to $93 million of funded backlog at June 29, 2012.

Tony Otten, CEO of Versar said, “Fiscal 2013 was a solid year for Versar given the challenging business environment. For the year, we achieved profitability, grew our backlog, and maintained our very strong balance sheet. Revenues for the year were down, as expected, given the completion of our Tooele Chemical Demilitarization project and decreased domestic construction. In the fourth quarter, as we saw in the third quarter, profitability was lower resulting from a shift in revenue mix with the completion of two high margin programs in the fourth quarter of fiscal 2012, but in addition, we also had a significant write-off of an uncollected receivables account. Our backlog is robust including multiple Performance Based Remediation contracts as well as a large Personal Services contract with the U.S. Army Corps of Engineers. While we converted a bit less of our backlog to revenue in the fourth quarter than expected, we anticipate realizing these revenues in fiscal 2014.”

For more information, please contact Investor Relations at:
6850 Versar Center	Springfield, VA 22151	703.642.6888	Fax: 703.642.6825	www.versar.com

Discontinued Operations

During the quarter, management decided that the Company’s chemical laboratory, domestic telecommunications, and domestic protective equipment operations were no longer aligned with the Company’s business strategy. As such, management elected to discontinue the Company’s operations in these three components and has ended revenue generating business operations. Loss from discontinued operations for the fourth quarter ended June 28, 2013, net of tax, was $861,000, or $0.09 per diluted share, compared to income, net of tax, of $460,000, or $0.05 per diluted share for the same quarter last year. For the full year ended June 28, 2013, loss from discontinued operations, net of tax, was $1.7 million, or $0.18 per diluted share, compared to a loss of $287,000, or $0.03 last year. For the full year ended June 28, 2013, earnings per diluted share for continuing and discontinued operations was $0.25, compared to $0.45 in the prior year.

Mr. Otten commented, “We are a more nimble organization today and are focused on continually evaluating and evolving our operations to enhance Versar’s business and long term profitability. During the quarter, we discontinued three of our smaller businesses that were not strategically aligned with our core operations and were also detracting from the overall profitability of the business.”

Mr. Otten concluded, “Our focus remains on securing significant contracts related to non-discretionary funding, such as sustainable range management, unexploded ordnance and performance based remediation. Our balance sheet remains strong, and provides a solid foundation upon which to drive long term growth and enhanced profitability.”

Conference Call:

The Company will hold a conference call at 10:00 AM Eastern Time on Wednesday, September 4 to discuss the Company's operational performance and financial results for its fiscal year 2013, ended June 28, 2013.

The dial in number for the US and Canada is toll free, 877-407-8033.  The international dial in number is 201-689-8033.  Participants should call in a few minutes before 10:00 AM Eastern Time.  For those unable to attend the conference call, replays will be available on Versar's website, www.versar.com.

VERSAR, INC., headquartered in Springfield, Virginia, is a publicly traded global project management company providing sustainable value oriented solutions to government and commercial clients in the construction management, environmental services, munitions response, and professional services market areas.

VERSAR operates a number of web sites, including the corporate web sites, www.versar.com, www.geomet.com, www.viap.com, www.dtaps.com, www.adventenv.com, www.charronconsulting.com, and www.ppsgb.com.

This news release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 29, 2012, as updated from time to time in the Company’s periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:	David Gray	John Nesbett or Jennifer Belodeau
	Director of Financial Reporting	Institutional Marketing Services (IMS)
	Versar, Inc.	(203) 972-9200
	(703) 642-6888	jnesbett@institutionalms.com
dgray@versar.com

For more information, please contact Investor Relations at:
6850 Versar Center	Springfield, VA 22151	703.642.6706	Fax: 703.642.6825	www.versar.com

VERSAR, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	As of
	June 28, 2013	June 29, 2012
ASSETS
Current assets
Cash and cash equivalents	$8,728	$8,012
Accounts receivable, net	29,488	25,598
Inventory	1,225	1,428
Prepaid expenses and other current assets	928	1,938
Deferred income taxes	2,314	2,305
Income tax receivable, net	1,764	---
Total current assets	44,447	39,281

Property and equipment, net	2,108	3,341
Deferred income taxes, non-current	622	193
Goodwill	7,515	7,418
Intangible assets, net	1,798	2,283
Other assets	887	861
Total assets	$57,377	$53,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,788	$5,415
Accrued salaries and vacation	3,042	3,124
Other current liabilities	3,304	7,409
Income tax payable	--	677
Notes payable, current	333	333
Total current liabilities	17,467	16,958

Notes payable, non-current	333	667
Deferred income taxes	849	332
Other long-term liabilities	1,104	1,037
Total liabilities	19,753	18,994

Commitments and contingencies

Stockholders’ equity
Common stock, $.01 par value; 30,000,000 shares
authorized; 9 849,773 shares and 9,645,149 shares issued; 9,579,753 shares and 9,391,575 shares outstanding	99	96
Capital in excess of par value	29,758	29,047
Retained earnings	9,366	6,963
Treasury stock, at cost (270,020 and 253,600 shares, respectively)	(1,224)	(1,166)
Accumulated other comprehensive loss, foreign currency translation	(375)	(557)
Total stockholders’ equity	37,624	34,383
Total liabilities and stockholders’ equity	$57,377	$53,377

For more information, please contact Investor Relations at:
6850 Versar Center	Springfield, VA 22151	703.642.6706	Fax: 703.642.6825	www.versar.com

VERSAR, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited - in thousands, except per share amounts)

	For the Three Months Ended		Fiscal Years Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012

GROSS REVENUE	$25,124	$27,914	$102,622	$114,970
Purchased services and materials, at cost	11,530	10,513	44,070	51,531
Direct costs of services and overhead	11,496	13,666	44,865	46,988
GROSS PROFIT	2,098	3,375	13,687	16,451

Selling, general and administrative expenses	1,552	1,684	7,603	8,083
Other (income) expense	(182)	144	(182)	199
OPERATING INCOME	728	1,907	6,266	8,169

OTHER (INCOME) EXPENSE
Write-off of uncollectible financing receivable	-	-	-	694
Interest income	(24)	2	(28)	(70)
Interest expense	20	120	86	182
INCOME BEFORE INCOME TAXES	731	1,785	6,208	7,363

Income tax expense	282	654	2,079	2,881

NET INCOME FROM CONTINUING OPERATIONS	$450	$1,131	$4,129	$4,482
Income (Loss) from discontinued operations, net of tax	$(861)	$460	(1,726)	(287)
NET INCOME (LOSS)	$(412)	$1,591	$2,403	$4,195

NET INCOME (LOSS) PER SHARE – BASIC and DILUTED
Continuing operations	$0.05	$0.12	$0.43	$0.48
Discontinued operations	$(0.09)	$0.05	$(0.18)	$(0.03)
NET INCOME (LOSS) PER SHARE – BASIC AND DILUTED	$(0.04)	$0.17	$0.25	$0.45
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
– BASIC	9,564	9,381	9,500	9,366

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
– DILUTED	9,574	9,400	9,510	9,381

For more information, please contact Investor Relations at:
6850 Versar Center	Springfield, VA 22151	703.642.6706	Fax: 703.642.6825	www.versar.com